                                                                       EXHIBIT 7

                         [Coopers & Lybrand Letterhead]

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Post-Effective Amendment No. 6 to the Registration Statement of MONY America Variable Account L on Form S-6 (File No. 33-82570) of our reports dated February 11, 1998 and February 27, 1998 on our audits of the financial statements of MONY America Variable Account L and MONY Life Insurance Company of America, respectively.


We also consent to the reference to our Firm under the captions "Independent Accountants" and "Financial Statements" in the Prospectus.

                                          Coopers & Lybrand L.L.P.

New York, New York

March 2, 1998


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